United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009 (August 27, 2009)

ePlus inc.

(Exact name of registrant as specified in its charter)
Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2009 the Company amended the employment agreements with its Chief Financial Officer, Elaine D. Marion, and its Senior Vice President of Business Operations, Steven Mencarini.  The agreements, which are effective September 1, 2008 through August 31, 2009, have been amended to extend the employment term through October 31, 2009 while new agreements are being prepared.

The foregoing description of the amended employment agreements is qualified in its entirety by reference to the Marion Employment Agreement Amendment #1  and Mencarini Employment Agreement Amendment #1, which are attached as Exhibit 99.1 and 99.2 respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Employment Agreement Amendment # 1, effective as of September 1, 2009 by and between ePlus inc. and Elaine D. Marion.
99.2	Employment Agreement Amendment # 1, effective as of September 1, 2009 by and between ePlus inc. and Steven Mencarini.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By:/s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date:  August 28, 2009